Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                       AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION
                                       OF
                          COLLINS & AIKMAN CORPORATION

     Collins & Aikman Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("the Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as previously amended, (the "Certificate"), and such amendment was declared to be advisable, and such amendment was submitted to the stockholders of the Corporation for consideration at their annual meeting.

     RESOLVED, that a new paragraph shall be added to Article FOURTH, clause (a) at the end of such clause, such paragraph consisting of the following text:

     "As of the close of business on May 28, 2002, and after the stockholders of record have been established for the planned distribution of one stock purchase right for each common share held as of May 28, 2002 (the "Rights Offering"), this Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"). At the Effective Time, each share of the Corporation's common stock, par value $0.01 per share (the "Old Common Stock"), issued and outstanding or held in treasury immediately prior to the Effective Time, will be automatically reclassified into two-fifths (2/5) of a share of common stock, par value $0.01 per share, of the Corporation (the "New Common Stock") without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. With respect to stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 2.5, the Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto by causing the transfer agent for the Corporation's common stock to (i) aggregate and sell such fractional interests and (ii) allocate and distribute the net proceeds received from such sale among the holders of the fractional interests as their respective interests appear on the record books of the Corporation. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new


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     certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

     SECOND: That, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware voted in favor of the amendment.

     THIRD: That such amendment of the Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to duly signed and attested as of this 28th day of May, 2002.

                         COLLINS & AIKMAN CORPORATION


                         By:  /s/ Ronald T. Lindsay
                              ------------------------------------------------
                              Name:   Ronald T. Lindsay
                              Title:  Senior Vice President, General
                                          Counsel and Secretary